GS MORTGAGE SECURITIES CORP.,

Depositor,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Master Servicer,

OCWEN LOAN SERVICING, LLC,

Servicer,

AVELO MORTGAGE, L.L.C.,

Servicer,

SPECIALIZED LOAN SERVICING LLC,

Servicer,

DEUTSCHE BANK NATIONAL TRUST COMPANY,

Trustee and Supplemental Interest Trust Trustee,

and

U.S. BANK NATIONAL ASSOCIATION,

Custodian

AMENDMENT NO. 1 dated as of
OCTOBER 19, 2007 TO THE

POOLING AND SERVICING AGREEMENT

DATED AS OF FEBRUARY 1, 2007

GSAA HOME EQUITY TRUST 2007-S1

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2007-S1

AMENDMENT NO. 1, dated as of October 19, 2007 (this “Amendment”), among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as master servicer (the “Master Servicer”), OCWEN LOAN SERVICING, LLC, a Delaware limited liability company, as a servicer of certain Mortgage Loans (“Ocwen”), AVELO MORTGAGE, L.L.C., a Delaware limited liability company, as a servicer of certain Mortgage Loans (“Avelo”), SPECIALIZED LOAN SERVICING LLC, a Delaware limited liability company, as a servicer of certain Mortgage Loans (“SLS” and, together with Ocwen and Avelo, the “Servicers”), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”) and as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as custodian with respect to certain Mortgage Loans (the “Custodian”) in connection with the Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Agreement”), among the Depositor, the Master Servicer, Servicers, the Trustee, the Supplemental Interest Trust Trustee and the Custodian.  Capitalized terms not defined herein have the meanings assigned to them in the Agreement.

1.           This Amendment is effected pursuant to the first paragraph of Section 11.01 of the Agreement.

2.           Article I of the Agreement is hereby amended by deleting in its entirety the definition of “Released Loan” and replacing it with the following:

Released Loan: Any Charged Off Loan that is released by the related Servicer to the Class X-1 Certificateholder pursuant to Section 3.15(a).  Any Released Loan will no longer be an asset of any REMIC or the Trust Fund; provided that in accordance with the provisions of Section 3.15(b)(ii), any Repurchase Price paid by the related Responsible Party or the Purchaser with respect to a Released Loan shall be included in Available Funds and treated as a Subsequent Recovery.

3.           Article I of the Agreement is hereby amended by deleting in its entirety the definition of “Repurchase Price” and replacing it with the following:

Repurchase Price:  With respect to any Mortgage Loan (including any Released Loan in accordance with Section 3.15(a) hereof), (a) repurchased by the Purchaser, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Trustee to the date of repurchase, (iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the related Servicer, the Trust, the Trustee or the Master Servicer, as the case may be, in respect of a breach or defect, including, without limitation, (A) expenses arising out of the related Servicer’s, Trustee’s or the Master Servicer, as the case may be, enforcement of the Purchaser’s repurchase obligation, to the extent not included in clause (iii), and (B) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law, and (b) in the case of any Mortgage Loan (including any Released Loan in accordance with Section 3.15(a) hereof) repurchased by the related Responsible Party, the “Repurchase Price” as defined in the related Responsible Party Agreement.

4.           Article I of the Agreement is hereby amended by deleting in its entirety the definition of “Subsequent Recovery” and replacing it with the following:

Subsequent Recoveries:  (a) Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan and, in the case of a Charged Off Loan, prior to such Liquidated Mortgage Loan becoming a Released Loan or (b) any Repurchase Price paid by the related Responsible Party or the Purchaser after a Charged Off Loan becomes a Released Loan in accordance with Section 3.15(a) hereof.

5.           Article II of the Agreement is hereby amended by deleting in its entirety subsection (f) of Section 2.03 and replacing it with the following:

(f)  In the event that a Mortgage Loan (including any Released Loan) shall have been repurchased pursuant to the related Responsible Party Agreements, the proceeds from such repurchase shall be deposited in the related Collection Account by the applicable Servicer, pursuant to Section 3.10 on or before the next Servicer Remittance Date and upon such deposit of the Repurchase Price, and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee or the Custodian, as applicable, shall release the related Custodial File held for the benefit of the related Certificateholders and the Certificate Insurer to such Person as directed by the related Servicer, and the Trustee or the Custodian, as applicable, shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee or the Custodian, as applicable.  It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing, together with any related indemnification obligations, shall constitute the sole remedy against such Persons respecting such breach available to the Certificateholders, the Depositor, the related Servicer, the Master Servicer or the Trustee on their behalf.

6.           Article III of the Agreement is hereby amended by deleting in its entirety the fourth paragraph of subsection (a) of Section 3.15 and replacing it with the following:

With respect to any Mortgage Loan that is 180 days delinquent, the related Servicer shall charge off such delinquent Mortgage Loan.  Once a Mortgage Loan has been charged off, the related Servicer will discontinue making P&I Advances, the related Servicer will not be entitled to any additional servicing compensation in respect of such Charged Off Loan and the Charged Off Loan will give rise to a Realized Loss.  Any such Charged Off Loan, if also discharged from the Trust, will become a Released Loan, will be released from the Trust Fund, will no longer be an asset of any Trust REMIC, and will be transferred to the Class X-1 Certificateholders, without recourse, and thereafter, subject to following paragraph, (i) the Class X-1 Certificateholder will be entitled to any amounts subsequently received in respect of any such Released Loan (other than as set forth in following paragraph), (ii) the Class X-1 Certificateholder may designate any servicer to service any such Released Loan and (iii) the Class X-1 Certificateholder may sell any such Released Loan to a third party.  Once a Released Loan is charged off and discharged from the Trust pursuant to this Section 3.15(a), the related Servicer shall not be obligated to service such Released Loan and the Class X-1 Certificateholder shall be responsible to provide for the servicing of such Released Loan.  The related Servicer may cease any collection efforts with respect to such Released Loan, and statements of account may no longer be sent to such Mortgagor.  The related Servicer may write off each Charged Off and discharged Mortgage Loan as bad debt.

With respect to any Charged Off Loan that is discharged from the Trust pursuant to this Section 3.15(a), in the event that the related Responsible Party or the Purchaser repurchases such Charged Off Loan due to a breach of a representation and warranty made by the related Responsible Party or the Purchaser with respect to such Charged Off Loan, or, due to an early payment default claim (to the extent such claim is  held by the Trust) with respect to such Charged Off Loan, the Repurchase Price paid by the related Responsible Party or the Purchaser shall be deposited in the related Collection Account by the related Servicer pursuant to Section 3.10 on or before the next Remittance Date and included in Available Funds as a Subsequent Recovery.

7.           Conditions Precedent to this Amendment:  The following conditions precedent to the effectiveness of this Amendment have been fulfilled:

(a)  The prior notice of this Amendment required by Section 11.01 of the Agreement has been given by the Depositor to each of the Rating Agencies, currently Standard & Poor's, a Division of the McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc., and the Trustee hereby acknowledges receipt of copies thereof.

(b)  The opinions of counsel required by Section 11.01 of the Agreement have been received by the Trustee, the Certificate Insurer and the Master Servicer.

8.           This Amendment is subject to the terms of the Agreement as modified and supplemented herein.  The Agreement continues in full force and effect as modified herein and provided therein.

The undersigned have executed this Amendment as of the date hereof.

GS MORTGAGE SECURITIES CORP., as Depositor

By:	/s/ Michelle Gill
Name:	Michelle Gill
Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, solely as Trustee and Supplemental Interest Trust Trustee

By:	/s/ Mei Nghia
Name:	Mei Nghia
Title:	Authorized Signer
Signer:

By:	/s/ Melissa Wilman
Name:	Melissa Wilman
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer

By:	/s/ K. M. Daniels
Name:	K. M. Daniels
Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:	/s/ Saah T. Kemayah
Name:	Saah T. Kemayah
Title:	Vice President

OCWEN LOAN SERVICING, LLC, as a Servicer

By:	/s/ Richard Delgado
Name:	Richard Delgado
Title:	Authorized Representative

AVELO MORTGAGE, L.L.C., as a Servicer

By:	/s/ J. Weston Moffett
Name:	J. Weston Moffett
Title:	President

SPECIALIZED LOAN SERVICING LLC, as a Servicer

By:	/s/ Toby Wells
Name:	Toby Wells
Title:	SVP/CFO

PRIOR CONSENT HERETO IS HEREBY GIVEN: GOLDMAN, SACHS & CO., as Holder of Class X-1 Certificates representing a 100.00% Percentage Interest in such Class

By:	/s/ Greg Finck
Name:	Greg Finck
Title:	Managing Director

CIFG ASSURANCE NORTH AMERICA, INC., as Certificate Insurer

By:	/s/ Robert Drillings
Name:	Robert Drillings
Title:	Managing Director and Vice President